                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                _______________


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 10, 1999

                              MERIDIAN DATA, INC.
                              -------------------
              (Exact name of registrant as specified in charter)



        Delaware                       000-21200                77-0188708
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


5615 Scotts Valley Drive, Scotts Valley, California                     95066
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code                (831) 438-3100
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        (Former name or former address, if changed since last report.)
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ITEM 5.   OTHER EVENTS.

On May 10, 1999, Meridian Data, Inc. ("Meridian") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Quantum Corporation, a Delaware corporation ("Quantum") and Defiant Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Quantum ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Meridian (the "Merger"). Pursuant to the terms of the Merger Agreement , upon the effective time of the Merger, each issued and outstanding share of Meridian common stock, par value $.001 per share ("Meridian Common Stock"), will be cancelled and extinguished and converted automatically into the right to receive 0.489 shares (the "Exchange Ratio") of Quantum common stock, par value $.01 per share ("Quantum Shares"); provided, however, that if the Quantum Share Value (defined as the average of the closing prices of Quantum Shares as reported on the Nasdaq National Market for the five (5) consecutive trading days ending on the second trading day preceding the date on which the stockholders of Meridian vote on the Merger at the special meeting of Meridian's stockholders called to approve and adopt the Merger Agreement and the Merger is (i) less than $14.00, then the Exchange Ratio shall be a fraction having a numerator equal to $7.00 and having a denominator equal to Quantum Share Value, or (ii) greater than $20.00, then the Exchange Ratio shall be a fraction having a numerator equal to $10.00 and having a denominator equal to Quantum Share Value. Cash will be paid in lieu of fractional shares. In addition, Quantum will assume outstanding options exercisable for Meridian Common Stock on the terms set forth in the Merger Agreement.

As a result of the Merger, Meridian will become a wholly-owned subsidiary of Quantum.

On the same date, Quantum also entered into a Company Voting Agreement (the "Voting Agreement") with each member of Meridian's board of directors and certain other executive officers of Meridian (each, a "Holder"), collectively owners of approximately 6.5% of the outstanding shares of Meridian Common Stock (consisting of an aggregate of 570,874 shares of Meridian Common Stock, including 469,873 shares of Meridian Common Stock issuable upon the exercise of currently exercisable options and options exercisable within sixty days of May 1, 1999). Pursuant to the Voting Agreement, each Holder agreed to vote, and granted to Quantum an irrevocable proxy to vote, all voting securities of Meridian held by the Holder in favor of the approval and adoption of the Merger Agreement and the approval of the Merger, and voting in favor of each of the other actions contemplated by the Merger Agreement.

The foregoing descriptions are qualified in their entirety by reference to the full texts of the Merger Agreement, attached hereto as Exhibit 2.1, and the Voting Agreement, attached as Exhibit F to the Merger Agreement, which are incorporated herein by reference.

                                       2
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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  EXHIBIT NO.       EXHIBIT

   2.1              Agreement and Plan of Merger and
                    Reorganization, dated as of May 10, 1999, among Quantum Corporation, Defiant
                    Acquisition Sub, Inc., and Meridian Data,
                    Inc.

  10.1 Form of Voting Agreement, dated as of May 10, 1999, a substantially similar version of which has been executed by and between Quantum Corporation and each of Charlie Bass, Gianluca Rattazzi, Erik Miller, Shmuel Shottan, Mario Rosati, Pier Luigi Zappacosta and Peter Johnson.


                           SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              MERIDIAN DATA, INC.



DATE:  May 21, 1999                By: /s/ Gianluca Rattazzi
                                       _________________________________________
                                   Name:  Gianluca Rattazzi
                                   Title: President and Chief Executive Officer

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EXHIBIT INDEX

  EXHIBIT NO.       EXHIBIT

   2.1              Agreement and Plan of Merger and
                    Reorganization, dated as of May 10, 1999, among Quantum Corporation, Defiant
                    Acquisition Sub, Inc., and Meridian Data,
                    Inc.

  10.1 Form of Voting Agreement, dated as of May 10, 1999, a substantially similar version of which has been executed by and between Quantum Corporation and each of Charlie Bass, Gianluca Rattazzi, Erik Miller, Shmuel Shottan, Mario Rosati, Pier Luigi Zappacosta and Peter Johnson.

                               4